                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of Commission Only (Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                InterTAN, Inc.

--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
     item 22(a)(2) of Schedule 14A.
[_]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

     5) Total fee paid:

        ----------------------------------------------------------------------

[_]  Fee paid previously by written preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:_______________________________________________
     2) Form Schedule or Registration Statement No.:__________________________
     3) Filing Party:_________________________________________________________
     4) Date Filed:___________________________________________________________

[INTERTAN LOGO APPEARS HERE]


                                                             September 25, 1998

Dear Fellow Stockholders:

  It is a pleasure to invite you to InterTAN's 1998 Annual Meeting at 9:00 a.m. in the Sunset and Trinity Rooms on the 12th floor of the Fort Worth Club located at 306 West Seventh Street, Fort Worth, Texas, on Tuesday, November 10, 1998. At the meeting, stockholders will vote for the election of three directors and on such other business as may properly come before the meeting. In addition, you will receive a report on the operations of your company for the 1998 fiscal year and your management will be pleased to answer any of your questions.

  I urge each of you to read the accompanying Proxy Statement and the enclosed 1998 Annual Report, particularly the letters to stockholders included in the Annual Report, which describe the changes in the operating performance of your company that occurred in fiscal 1998.

  Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors' recommendations.

  I look forward to seeing you at InterTAN's 1998 Annual Meeting.

                                          Very truly yours,

                                          /s/ JAMES T. NICHOLS
                                          James T. Nichols
                                          Vice Chairman and Chief Executive
                                          Officer

                                INTERTAN, INC.
                          201 MAIN STREET, SUITE 1805
                            FORT WORTH, TEXAS 76102

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 10, 1998

                               ----------------

TO THE HOLDERS OF COMMON STOCK
OF INTERTAN, INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InterTAN, Inc. (the "Company") will be held in the Sunset and Trinity Rooms on the 12th Floor of the Fort Worth Club located at 306 West Seventh Street, Fort Worth, Texas, on Tuesday, November 10, 1998 at 9:00 a.m., local time, for the following purposes:

  (1) To elect three Class III Directors to serve for a three-year term; and

  (2) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The transfer books will not be closed. The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 14, 1998. A list of stockholders of record of who may vote at the Annual Meeting or at any adjournments or postponements will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the Annual Meeting. The list will be available for at least ten days before the Annual Meeting at the office of the Secretary of the Company, 201 Main Street, Suite 1805, Fort Worth, Texas 76102.

                                          By Order of the Board of Directors

                                          /S/ DAVID S. GOLDBERG
                                          David S. Goldberg
                                          Vice President, Secretary and
                                          General Counsel
Fort Worth, Texas
September 25, 1998

  REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                INTERTAN, INC.
                          201 MAIN STREET, SUITE 1805
                            FORT WORTH, TEXAS 76102

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 10, 1998

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of InterTAN, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held in Fort Worth, Texas on November 10, 1998 at 9:00 a.m., local time. The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 14, 1998 (the "Record Date"). The solicitation of the enclosed form of proxy is made by and on behalf of the Board of Directors.

  Copies of this Proxy Statement and the form of proxy are being mailed to stockholders on or about September 25, 1998. A copy of the Company's annual report containing financial statements for the fiscal year ended June 30, 1998 ("Fiscal 1998") is included herewith, but is not to be considered as a part of the proxy solicitation materials.

  The Annual Meeting is called for the following purposes: (i) to elect three Class III Directors to serve for a three-year term; and (ii) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The total number of outstanding shares of the Company's Common Stock as of the Record Date was 12,622,642. The Common Stock is the only class of the Company's stock outstanding and, therefore, is the only class entitled to vote at the Annual Meeting, with each share entitling the holder thereof to one vote. A stockholder may revoke a proxy at any time before such proxy is voted by giving written notice of such revocation, or delivering a later dated proxy, to the Secretary of the Company at the address set forth above. A proxy may also be revoked by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given.

  The presence, either by proxy or in person, of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting. Provided a quorum is present, the election of each Class III Director nominee will be by a plurality of the votes cast by the stockholders voting in person or by proxy at the Annual Meeting.

  A validly executed proxy not marked "Withhold Vote" with respect to the election of all or any of the Class III Director nominees will be treated as a vote cast FOR the election of the Class III Director nominees. In determining the number of votes cast on a matter, shares abstaining from voting on a matter and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote respecting each matter.

                             ELECTION OF DIRECTORS

                                   (ITEM 1)

BOARD OF DIRECTORS

  As provided in the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the Board of Directors presently consists of eight directors and is divided as evenly as possible into three classes, with one class of directors to be elected at each annual meeting of stockholders to serve for a three-year term. By letter dated August 31, 1998, Mr. Walter F. Loeb, a director of the Company since January 1993, advised the Chairman of his desire to retire from service on the Board of Directors. Mr. Loeb's retirement will be effective upon the conclusion of the Annual Meeting on November 10, 1998.

  The Board of Directors presently consists of two Class I Directors, three Class II Directors, and three Class III Directors. Three Class III Directors are to be elected at the Annual Meeting to hold office for a three-year term to expire at the Annual Meeting of Stockholders in 2001. Messrs. William C. Bousquette, John A. Capstick and Brian E. Levy have been nominated for election and it is the intention of the persons named in the accompanying form of proxy to vote for their election. Each of Messrs. Bousquette, Capstick, and Levy has indicated his willingness to serve for an ensuing term, but if one or more of such nominees is unable or should decline to serve as a director at or prior to the Annual Meeting, which is not anticipated, it is the intention of the persons named in the proxy to vote for such other persons as they, in their discretion, shall determine.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company recommends a vote FOR William C. Bousquette, John A. Capstick, and Brian E. Levy as Class III Directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR the director nominees unless stockholders specify in their proxy a contrary choice.

BOARD OF DIRECTORS AND MANAGEMENT

  The following table sets forth certain information regarding the current directors and executive officers of the Company:

             NAME              AGE                   POSITION
             ----              ---                   --------
 William C. Bousquette.......   61 Director--Class III (Director Nominee--term
                                   expiring at Annual Meeting)
 John A. Capstick............   59 Director--Class III (Director Nominee--term
                                   expiring at Annual Meeting)
 Brian E. Levy...............   39 President and Chief Operating Officer
                                   (Director Nominee--Class III)
 Walter F. Loeb..............   73 Director--Class III (term expiring at Annual
                                   Meeting)
 Clark A. Johnson............   67 Director--Class I (term expiring 1999)
 James T. Nichols............   55 Director--Class I (term expiring 1999) and
                                   Vice Chairman and Chief Executive Officer
 John H. McDaniel............   80 Director--Class II (term expiring 2000)
 W. Darcy McKeough...........   65 Director--Class II (term expiring 2000)
 Ron G. Stegall..............   51 Director--Class II (term expiring 2000) and
                                   Chairman of the Board
 James G. Gingerich..........   47 Senior Vice President and Chief Financial
                                   Officer
 David S. Goldberg...........   36 Vice President, Secretary and General
                                   Counsel
 Douglas C. Saunders.........   50 Vice President and Corporate Controller

  WILLIAM C. BOUSQUETTE has served as a director of the Company since July 1997. Since December 1996, Mr. Bousquette has been engaged as an independent financial consultant. From January 1995 until December 1996, Mr. Bousquette served as Senior Vice President and Chief Financial Officer of Texaco Inc. Prior thereto Mr. Bousquette served as Executive Vice President and Chief Financial Officer of Tandy Corporation from November 1990 to January 1995. From January 1, 1995 until January 22, 1995, Mr. Bousquette served as Executive Vice President of Tandy Corporation. From January 1993 until January 1994, Mr. Bousquette also served as the Chief Executive Officer of TE Electronics, a subsidiary of Tandy Corporation. Mr. Bousquette previously served as a director of the Company from July 1991 until August 1992. Mr. Bousquette also serves as a director of Cyprus Amax Minerals Company and O'Sullivan Industries Holdings, Inc.

  JOHN A. CAPSTICK has served as a director of the Company since January 1987. From January 1, 1994 until July 1, 1997, Mr. Capstick served as Chairman of the Board of Directors. Mr. Capstick is presently the Chairman of Anglia Maltings (Holdings) Ltd. in the United Kingdom. From January 1, 1995 to April 1, 1996, Mr. Capstick also served as the Company's Chief Executive Officer. On December 31, 1993, Mr. Capstick retired as Group President, Global Accounts Group, of R.R. Donnelley & Sons Company, the position he held since January 1993. From September 1988 to January 1993, Mr. Capstick was President of the International Group of R.R. Donnelley & Sons Company.

  WALTER F. LOEB has served as a director of the Company since January 1993, and has been President of Loeb Associates Inc. and publisher of the Loeb Retail Letter since February 1990. From 1984 to January 1990, Mr. Loeb was Senior Retail Analyst and Principal of Morgan Stanley & Co. Incorporated. Mr. Loeb also serves as a director of Federal Realty Investment Trust, The Wet Seal, Inc., Gymboree Corporation, Mothers Work, Inc., Warnaco Group, Inc., and Hudson's Bay Company.

  CLARK A. JOHNSON has served as a director of the Company since November 1989, and has been Chairman of the Board of Pier 1 Imports, Inc. since March 1988. From March 1988 until June 25, 1998 Mr. Johnson served as the Chief Executive Officer of Pier 1 Imports, Inc. Mr. Johnson also serves as a director of Albertson's Inc., Metro Media International Group, Landcare, Inc., and Niagara Mohawk Power Corporation.

  JAMES T. NICHOLS served as the President of the Company from January 1, 1995 to January 1, 1998 and has served as a director of the Company since February 7, 1995, and as Vice Chairman of the Board of Directors since January 1, 1998. Since April 1, 1996, Mr. Nichols has served as the Chief Executive Officer of the Company; from January 1, 1995 to April 1, 1996, Mr. Nichols was the Company's Chief Operating Officer. Prior to joining the Company, Mr. Nichols was the Executive Vice President of Retail Operations with the RadioShack division of Tandy Corporation from January 1, 1992 until January 1, 1995. From July 1, 1985 until January 1, 1992, Mr. Nichols was the Senior Vice President USA Retail Operations for Tandy Corporation's RadioShack division. Prior to such time, Mr. Nichols was the Senior Vice President of Tandy International Electronics, Inc., a subsidiary of Tandy Corporation.

  JOHN H. MCDANIEL served as Chairman of the Board of Directors of the Company from July 1991 to January 1994, and has served as a director of the Company since July 1986. Mr. McDaniel has been retired since January 1989. From 1980 to January 1989, Mr. McDaniel was Senior Vice President and Controller of Tandy Corporation.

  W. DARCY MCKEOUGH has served as a director of the Company since February 1994. Mr. McKeough has been the chairman of McKeough Supply Inc. for over 10 years and serves as a director of The Canadian Imperial Bank of Commerce and other Canadian corporations.

  RON G. STEGALL has served as a director of the Company since September 9, 1996. Effective July 1, 1997, Mr. Stegall became the Chairman of the Board of Directors. Mr. Stegall has been the Chief Executive Officer of Arlington Equity Partners, Inc. since February 1992. From September 1987 until December 1991, Mr. Stegall was the Chairman and Chief Executive Officer of BizMart, Inc. Mr. Stegall also serves as a director of O'Sullivan Industries Holdings, Inc., Hastings Entertainment Inc., and Organized Living, Inc.

  BRIAN E. LEVY has served as President and Chief Operating Officer of the Company since January 1, 1998. From September 1996 until December 1997 Mr. Levy served as President of Store Operations of Levitz Furniture Incorporated. Prior to September 1996, Mr. Levy served in various capacities for 22 years at Tandy Corporation, most recently including Senior Vice President--Tandy Specialty Retail Group, Vice President--Retail Operations, Incredible Universe, and Vice President--Midwest Division, Radio Shack.

  JAMES G. GINGERICH has served as the Senior Vice President and Chief Financial Officer of the Company since February 1995. From May 2, 1994 until February 7, 1995, Mr. Gingerich served as the Vice President, Finance and Administration and Chief Financial Officer of the Company. From August 29, 1994 until November 8, 1994, he also served as the Secretary of the Company. From December 1992 until April 1994, Mr. Gingerich was Vice President of Finance of Irving Tissue Ltd. Prior thereto Mr. Gingerich served as Vice President, Finance and Administration of Electrohome Limited, a Canadian public company, commencing in June 1987.

  DAVID S. GOLDBERG has served as Vice President, Secretary and General Counsel of the Company since March 1995. From September 1987 until joining the Company, Mr. Goldberg was engaged in the private practice of law in the Fort Worth, Texas office of the international law firm of Haynes and Boone, LLP.

 DOUGLAS C. SAUNDERS has served as Vice President and Corporate Controller of the Company since March 1993. Mr. Saunders also served as Secretary of the Company from November 8, 1994 until March 1, 1995. From 1980 to March 1993, Mr. Saunders was Managing Tax Partner of the Mississauga, Ontario office of Price Waterhouse.

  Each executive officer is appointed annually by the Board of Directors immediately following the Annual Meeting of Stockholders to serve for the ensuing year, or until his successor is duly appointed.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; COMPENSATION OF DIRECTORS

  The Board of Directors of the Company held seven meetings during Fiscal 1998, five by personal attendance and two by telephone conference, and acted on one other matter by unanimous written consent. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served.

  In accordance with the Amended and Restated Bylaws of the Company, the Board of Directors has established an Executive Committee, an Audit Committee, and an Organization and Compensation Committee.

  Messrs. Stegall, Bousquette, Capstick, Johnson and Nichols are the members of the Executive Committee. Mr. Stegall is the Chairman of such committee. The Executive Committee, during the intervals between meetings of the Board of Directors, has the authority to exercise all the powers of the full Board of Directors, with certain exceptions relating to extraordinary corporate matters. The Executive Committee is available to management to review the Company's operations, and to act in an emergency or on routine matters when it is impractical to assemble the entire Board of Directors for a meeting. The Executive Committee held one meeting during Fiscal 1998.

  Messrs. McKeough, Bousquette, Loeb, and McDaniel, each of whom is a non-employee director, are the members of the Audit Committee. Mr. McKeough is the Chairman of such committee. The functions of the Audit Committee include reviewing the Company's quarterly earnings releases; engagement of the independent accountants; reviewing the scope and timing of the Company's audit and certain non-audit services to be rendered by the independent accountants; reviewing the Company's policies and procedures with respect to internal auditing, accounting and financial controls with the independent accountants; and reviewing the report of the independent accountants upon completion of their audit. The Audit Committee held five meetings during Fiscal 1998, two of which were by telephone conference.

  Messrs. Johnson, McDaniel and Stegall, each of whom is a non-employee director, are the members of the Organization and Compensation Committee. Mr. Johnson is the Chairman of such committee. The principal functions of the committee are reviewing and making recommendations to the Board of Directors concerning compensation plans; the granting of stock options to executive officers and other personnel; appointments and promotions to official positions; reviewing corporate structure and making recommendations to the Board as to alterations thereof; and making recommendations to the Board of Directors with respect to any candidate for director of the Company, compensation of Board members, and assignments of directors to committees of the Board of Directors. The Organization and Compensation Committee met twice during Fiscal 1998 and acted on one other matter by unanimous written consent. To be considered by the committee, stockholders who wish to suggest nominees for election to the Board of Directors at the 1999 Annual Meeting should submit their suggestions in writing no later than August 15, 1999 to the Secretary of the Company.

  A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. In Fiscal 1998, non-employee directors received cash compensation consisting of an annual retainer of $20,000, payable quarterly, plus $2,000 for each Board of Directors' meeting personally attended and $500 for each meeting of the Board of Directors conducted by telephone conference call. In addition, board members personally attending committee meetings not held in conjunction with a board meeting receive $1,000 per committee meeting. If the committee meeting is conducted by telephone conference call, the compensation is $500. The Chairman of the Board is paid an additional fee of $80,000 per year for services rendered to the Company. As stated above, in Fiscal 1998 there were seven board meetings, five meetings where directors were in personal attendance and two meetings by telephone conference. There were three committee meetings not held in conjunction with a board meeting, each where committee members were in attendance either in person or by telephone. Expenses of attendance at board and committee meetings are paid by the Company.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES BY EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth, as of August 31, 1998, information with respect to the beneficial ownership of Common Stock by the Company's directors, the Chief Executive Officer, each of the Company's four other most highly compensated executive officers, and all present directors and executive officers as a group.

                                        AGGREGATE NUMBER
                                            OF SHARES           PERCENT OF
   NAME                               BENEFICIALLY OWNED(1) OUTSTANDING SHARES
   ----                               --------------------- ------------------
William C. Bousquette................         25,000                  *
John A. Capstick.....................         32,322                  *
Clark A. Johnson.....................         33,500                  *
Walter F. Loeb.......................         25,000                  *
John H. McDaniel.....................         42,000                  *
W. Darcy McKeough....................         30,000                  *
Ron G. Stegall.......................         27,000                  *
James T. Nichols.....................        295,206               2.35%
Brian E. Levy........................          5,073                  *
James G. Gingerich...................         61,002                  *
David S. Goldberg....................         11,138                  *
Douglas C. Saunders..................         37,821                  *
All Directors and Executive Officers
 as a Group (12 persons).............        625,062               4.97%

--------
*  less than 1% of issued and outstanding shares of Common Stock.

(1) The number of shares of Common Stock beneficially owned by each director (excepting Mr. Nichols) includes 25,000 shares each, and by Messrs. Nichols, Levy, Gingerich, Goldberg, and Saunders, include 183,332, -0-, 32,166, 8,333, and 20,333 shares, respectively, or 419,164 shares in the aggregate, which such persons have a right to acquire within 60 days after August 31, 1998 pursuant to certain stock options. The number of shares beneficially held by Messrs. Nichols, Levy, Gingerich, Goldberg, and Saunders include 8,923, 3,047, 4,603, 577 and 909 shares, respectively, indirectly held pursuant to the Company's Employee Stock Purchase Program. The number of shares beneficially owned by Mr. Nichols also includes 8,262 shares held indirectly under the Company's 401(k) plan.

PRINCIPAL STOCKHOLDERS

  The Company, based upon information available to it, including from its review of public filings with the Securities and Exchange Commission, knows of no person who was the beneficial owner, as of August 31, 1998, of more than five percent (5%) of its issued and outstanding Common Stock on such date other than as set forth in the following table:

                                             NUMBER OF SHARES
NAME AND ADDRESS                            BENEFICIALLY OWNED* PERCENT OF CLASS
----------------                            ------------------- ----------------
Schneider Capital Management Company.......      1,900,500(1)        15.13%
 460 E. Swedesford Road, Suite 1080
 Wayne, PA 19087
Silverton International Fund Limited.......      1,256,649(2)         9.09%(2)
 129 Front Street
 Hamilton HM12 Bermuda
Pioneering Management Corporation..........      1,090,000(3)         8.68%
 60 State Street
 Boston, MA 02109
The TCW Group, Inc. .......................        921,300(4)         7.33%
 865 South Figueroa Street
 Los Angeles, CA 90017
Brinson Partners, Inc. ....................        791,860(5)         6.30%
 209 South LaSalle
 Chicago, IL 60604
Bankers Trust New York Corporation.........        688,194(6)         5.48%
 130 Liberty Street
 New York, NY 10006

--------
* Unless indicated otherwise in the notes below, according to public filings made by such beneficial owners, each beneficial owner has sole voting and sole dispositive power with respect to the indicated shares.

(1) According to Amendment No. 1 to Schedule 13G dated January 7, 1998, Schneider Capital Management Company has sole dispositive power over all shares but has sole voting power over only 1,139,200 shares. Certain corporate affiliates of the Frank Russell Company have sole voting power over 761,300 of the aggregate shares.

(2) Assumes the conversion of Cdn$10,584,000 (approximately US$6,748,358 at the August 31, 1998 exchange rate) principal amount of the Company's convertible subordinated debentures into Common Stock; percentage calculation assumes the full conversion of debentures owned by the named beneficial holder only and the resulting increase in outstanding shares.

(3) According to Amendment No. 4 to Schedule 13G dated January 21, 1998.

(4) According to Amendment No. 4 to Schedule 13G dated February 12, 1998, Mr. Robert Day, an individual, may be deemed to control The TCW Group, Inc.

(5) According to Amendment No. 5 to Schedule 13G dated February 11, 1998, Brinson Partners, Inc. ("BPI"), Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA"), and Swiss Bank Corporation ("SBC") share voting and dispositive power over the 791,860 shares. BPI is a wholly-owned subsidiary of BHI, which in turn is a wholly-owned subsidiary of SBCUSA. SBCUSA is a wholly-owned subsidiary of SBC.

(6) According to Amendment No. 1 to Schedule 13G dated December 31, 1997, Bankers Trust Company ("BTC") is a wholly-owned subsidiary and BT Australia Limited ("BTAL") is an indirect, wholly-owned subsidiary of Bankers Trust New York Corporation. BTC has sole power to vote 100 shares and BTAL has sole power to vote and dispose of 688,094 shares.

                            EXECUTIVE COMPENSATION

  The following table sets forth the total annual compensation paid, payable, or accrued by the Company during Fiscal 1998 and the two preceding fiscal years to or for the account of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers. Information set forth in the Summary Compensation Table below under the heading "Options/SARs" refers to shares of Common Stock underlying stock options. The Company has never granted any stock appreciation rights ("SARs").

                          SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                 --------------------------------- -------------------------------
                                                                   RESTRICTED  SECURITIES
                                                    OTHER ANNUAL     STOCK     UNDERLYING   LTIP      ALL OTHER
   NAME AND PRINCIPAL     FISCAL SALARY  BONUS(1)  COMPENSATION(2)   AWARDS   OPTIONS/SARS PAYOUTS COMPENSATION(3)
        POSITION           YEAR    ($)      ($)          ($)          ($)        (#SHS)      ($)         ($)
   ------------------     ------ ------- --------- --------------- ---------- ------------ ------- ---------------
James T. Nichols........   1998  444,760  189,000      11,606         --         50,000      --        190,979
(Vice Chairman and         1997  445,400  187,832      12,194         --         50,000      --        144,204
Chief Executive Officer)   1996  447,082  189,000      12,606         --        100,000      --        137,865
Brian E. Levy (4).......   1998  126,923   57,526       4,154         --         60,000      --         15,998
(President and Chief       1997      --       --          --          --            --       --            --
Operating Officer)         1996      --       --          --          --            --       --            --
James G. Gingerich......   1998  183,000  115,816       9,000         --         15,000      --         38,562
(Senior Vice President     1997  175,000   50,388       9,000         --         12,500      --         16,708
and Chief Financial Of-
 ficer)                    1996  165,000   39,000       8,000         --          7,500      --         19,254
Douglas C. Saunders.....   1998  140,000   66,770       9,000         --          6,000      --         38,042
(Vice President and        1997  135,000   30,759       9,000         --          6,000      --         21,557
Corporate Controller)      1996  130,000   25,000       8,000         --          5,000      --         13,674
David S. Goldberg.......   1998  120,000   37,076       9,000         --          7,500      --         12,844
(Vice President, Secre-
 tary                      1997  115,000   14,093       9,000         --          7,500      --          7,524
and General Counsel)       1996  100,000    7,560       8,000         --          5,000      --          5,626

--------
(1) All bonus awards are paid in cash; estimated bonus amounts are accrued at fiscal year end and typically paid shortly thereafter. Fiscal 1998 bonus amounts for Messrs. Nichols, Levy, Gingerich, and Goldberg include the Company's matching contribution to the Employee Stock Purchase Program of $14,000, $2,213, $6,556, and $656, respectively.

(2) Amounts consist of the following: for Mr. Nichols in fiscal 1998, $9,000 as a car allowance and $2,606 representing monthly country club dues, in fiscal 1997, $9,000 as a car allowance and $3,194 representing monthly country club dues, and in fiscal 1996, $8,331 as a car allowance and $4,275 representing monthly country club dues; for Mr. Levy in fiscal 1998, $4,154 as a car allowance; for Mr. Gingerich in fiscal 1998, $9,000 as a car allowance, in fiscal 1997, $9,000 as a car allowance and in fiscal 1996, $8,000 as a car allowance; for Mr. Saunders in fiscal 1998, $9,000 as a car allowance, in fiscal 1997, $9,000 as a car allowance and in fiscal 1996, $8,000 as a car allowance; for Mr. Goldberg, in fiscal 1998, $9,000 as a car allowance, in fiscal 1997, $9,000 as a car allowance and in fiscal 1996, $8,000 as a car allowance. "Other Annual Compensation" is intended to cover forms of annual compensation not properly categorized as salary or bonus, including perquisites. Other than as described above, no named executive received such compensation or perquisites which exceeded a threshold level for disclosure purposes.

(3) Amounts for fiscal 1998 consist of the following: for Mr. Nichols, $132,424 was accrued for salary continuation payments under the Amended Nichols Employment Contract (see "Employment Contracts--James T. Nichols" below), $35,581 representing the Company's matching contribution to the Employee Stock Purchase Program ("SPP"), and $2,832 and $13,742 representing premiums paid, respectively, on a term life and a long-term disability insurance policy; for Mr. Levy, $8,849 was accrued for salary continuation payments under the Company's Deferred Compensation Plan ("DCP"), $3,173 representing the Company's matching contribution to the SPP, and $435 and $1,003 representing premiums paid, respectively, on a term life and long-term disability insurance policy; for Mr. Gingerich, $10,192 representing the Company's matching contribution to the SPP, $18,581 was accrued for salary continuation payments under the DCP, and $1,568 and $1,821 representing premiums paid, respectively, on a term life and a long-term disability insurance policy; for Mr. Saunders, $8,387 representing the Company's matching contribution to the SPP, $18,452 was accrued for salary continuation payments under the DCP, and $3,569 and $1,349 representing premiums paid, respectively, on a term life and a long-term disability insurance policy; and for Mr. Goldberg, $1,124 representing the Company's matching contribution to the SPP, $3,780 was accrued for salary continuation payments under the DCP, and $567 and $1,058 representing premiums paid, respectively, on a term life and a long-term disability insurance policy. Amounts also include Company matching contributions for Messrs. Nichols, Levy, Gingerich, Saunders and Goldberg of $6,400, $2,538, $6,400, $6,285, and $6,315, respectively, under the Company's 401(k) plan, which is a tax-qualified defined contribution plan intended to satisfy the requirements of Section 401(k) of the Internal Revenue Code.

(4) Mr. Levy began employment with the Company on January 1, 1998; Fiscal 1998 Annual Compensation amounts reflect prorated annual figures.

  The following table sets forth information relating to stock options granted to the individuals listed in the Summary Compensation Table during Fiscal 1998, together with related information. No SARs were granted by the Company in Fiscal 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                          ANNUAL RATES OF STOCK
                                                                            PRICE APPRECIATION
                                   INDIVIDUAL GRANTS                       FOR OPTION TERM*(2)
                         -------------------------------------            -----------------------
                          SECURITIES   % OF TOTAL
                          UNDERLYING  OPTIONS/SARS
                         OPTIONS/SARS  GRANTED TO  EXERCISE OR
                          GRANTED(1)  EMPLOYEES IN BASE PRICE  EXPIRATION
          NAME              (#SHS)     FISCAL YEAR   ($/SH)       DATE     5%($)(3)    10%($)(4)
          ----           ------------ ------------ ----------- ---------- ----------  -----------
James T. Nichols........    50,000       19.84         5.50     12/10/07     173,000      438,500
Brian E. Levy...........    55,813       22.15        5.375       1/1/08     188,927      478,038
                             4,187        1.66        5.375       2/1/08      14,173       35,862
James G. Gingerich......    15,000        5.95         5.50     11/10/07      51,900      131,550
David S. Goldberg.......     7,500        2.98         5.50     11/10/07      25,950       65,775
Douglas C. Saunders.....     6,000        2.38         5.50     11/10/07      20,760       52,620

--------
* The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth, compounded annually during the 10-year option period, at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatility factors. Consequently, the potential realizable value has not been discounted to present value.

  It is important to note that options have value to the listed executives and to all option recipients only if the market price of the Common Stock increases above the exercise price shown in the table during the effective option period.

(1) Options become exercisable, on a cumulative basis, in annual installments of one-third of the total amount awarded beginning one year after the date of grant.

(2) Assumes a rate of return based upon annually compounded values at the beginning of each period.

(3) In order to realize these aggregate amounts, the market price per share of Common Stock would have to equal $8.76 for the options granted to Mr. Levy and $8.96 for the options granted to Messrs. Nichols, Gingerich, Goldberg, and Saunders.

(4) In order to realize these aggregate amounts, the market price per share of Common Stock would have to equal $13.94 for the options granted to Mr. Levy and $14.27 for the options granted to Messrs. Nichols, Gingerich, Goldberg, and Saunders.

  The following table provides information relating to the exercise of stock options by the individuals listed in the Summary Compensation Table during Fiscal 1998, together with related information, and the number and value of exercisable and unexercisable options held by such individuals at June 30, 1998. The Company has never granted any SARs.

                      AGGREGATED OPTION/SAR EXERCISES IN
                     LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                              SECURITIES
                                              UNDERLYING    VALUE OF UNEXERCISED
                       SHARES                 UNEXERCISED       IN-THE-MONEY
                      ACQUIRED              OPTIONS/SARS AT     OPTIONS/SARS
                         ON                   FY-END (#)      AT FY-END ($)(1)
                      EXERCISE    VALUE      EXERCISABLE/       EXERCISABLE/
        NAME            (#)    REALIZED ($)  UNEXERCISABLE     UNEXERCISABLE
        ----          -------- ------------ --------------- --------------------
James T. Nichols....    --         --       183,332/116,668          0/0
Brian E. Levy.......    --         --              0/60,000          0/0
James G. Gingerich..    --         --         32,166/25,834          0/0
David S. Goldberg...    --         --          8,333/14,167          0/0
Douglas C. Saun-
 ders...............    --         --         20,333/11,667        130/0

--------

(1) For purposes of determining whether an option was "In-the-Money," this table uses the June 30, 1998 closing share price on the New York Stock Exchange for the Company's Common Stock of $5.375. Computed as the difference between the respective option exercise prices and $5.375.

                             EMPLOYMENT CONTRACTS

  James T. Nichols. James T. Nichols serves as the Vice Chairman and Chief Executive Officer of the Company. Mr. Nichols and the Company entered into an employment agreement dated as of January 1, 1995 (the "Nichols Employment Contract"). The Nichols Employment Contract commenced on January 1, 1995, and was to continue through August 31, 1998. Effective July 1, 1998, the Nichols Employment Contract was amended so as to expire on December 31, 1998 (the "Amended Nichols Employment Contract").

  Pursuant to the Amended Nichols Employment Contract, Mr. Nichols' compensation from July 1, 1998 through December 31, 1998 includes: (i) an annualized base salary of $460,000, less an amount calculated annually to reflect the value of certain deferred salary arrangements, such amount not to exceed $35,000 per year; (ii) a fixed bonus of $87,500, plus other bonuses as may be determined by the Board of Directors in its discretion; (iii) life insurance in the amount of $900,000 and long-term disability insurance providing for payment of not less than 60% of his annual base salary and bonus; and (iv) payment of membership charges and annual dues at a selected country club. Mr. Nichols also receives a car allowance of $750 per month. Commencing January 1, 1999, Mr. Nichols will be entitled to receive an annual retirement payment of $85,455.48 payable for a period of ten (10) years. In accordance with the terms of the Company's 1986 Stock Option Plan and 1996 Stock Option Plan, each as amended, effective July 1, 1998, the outstanding options held by Mr. Nichols were modified, upon approval of the Board of Directors, in order to extend the post-retirement exercise period for such options. The options presently held by Mr. Nichols will be exercisable for a period of two years commencing on January 1, 1999 and terminating on January 1, 2001. As permitted under each stock option plan, the Board of Directors approved that any unvested options held by Mr. Nichols on January 1, 1999 will be immediately accelerated and thereby become fully vested. Any vested but unexercised options held by Mr. Nichols on January 1, 2001 will lapse and become immediately unexercisable.

  Under the Amended Nichols Employment Contract, the Company may terminate his employment (i) for "Cause" or (ii) upon 30 days' prior written notice to Mr. Nichols, and Mr. Nichols may terminate his employment (iii) if the Company materially breaches its obligations, (iv) upon 30 days' prior written notice to the Company, or (v) for "Good Reason." Termination of Mr. Nichols' employment by the Company without Cause or by Mr. Nichols for Good Reason or because of a material breach by the Company under the Amended Nichols Employment Contract entitles Mr. Nichols to severance payments equal to his annualized base salary and bonus through the end of the Amended Nichols Employment Contract term. "Cause" includes willful or gross misconduct on the part of the employee in following legitimate directions of the Board of Directors, extensive absenteeism, or wrongful damage to a material amount of the property of the Company. "Good Reason" includes the Company's moving its principal office outside the Dallas/Fort Worth, Texas metropolitan area without the employee's consent, or a material reduction in the scope or level of the employee's duties or responsibilities.

  In the event of a "change of control" of the Company prior to January 1, 1999, if (i) Mr. Nichols' employment is involuntarily terminated prior to such change of control, or (ii) Mr. Nichols' employment is terminated, whether voluntarily or involuntarily, after such change of control, Mr. Nichols will be entitled to receive under the Amended Nichols Employment Contract (i) a payment in the amount of $2,750,000 payable in 120 equal monthly installments, and (ii) the full vesting of all his holdings of options to acquire capital stock of the Company. For purpose of the Amended Nichols Employment Contract, a "change of control" occurs if (a) any person, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government, including a political subdivision thereof (or any combination thereof acting for the purpose of acquiring, holding, voting, or disposing of equity securities of the Company), acquires beneficial ownership of at least twenty percent (20%) of the then issued and outstanding Common Stock of the Company; (b) on any day more than fifty percent (50%) of the members of the Board of Directors of the Company (excluding those members replacing deceased directors) were not directors two (2) years prior to such date; or (c) substantially all the assets of the Company are sold or the Company is merged or consolidated or otherwise acquired by or with another corporation (other than a subsidiary of the Company) unless, as the result of any such merger, consolidation, or acquisition, (i) the Company is the surviving entity, and
(ii) not more than twenty percent (20%) of the Company's then issued and outstanding Common Stock is sold or exchanged as the result of such merger, consolidation, or acquisition.

  Brian E. Levy. Brian E. Levy serves as the President and Chief Operating Officer of the Company. On January 1, 1999, Mr. Levy will assume the responsibilities of Chief Executive Officer of the Company. Mr. Levy and the Company entered into an employment agreement dated November 29, 1997; such agreement becoming effective January 1, 1998 (the "Levy Employment Contract"). Pursuant to the Levy Employment Contract, Mr. Levy's compensation includes an annual base salary of $275,000 and base bonus of $125,000. The prorated bonus payable to Mr. Levy for Fiscal 1998 was calculated using a formula commensurate with consolidated achievement of budgeted operating income. The bonus payable in subsequent years is to reflect a predetermined formula approved by the Board of Directors. Mr. Levy also receives a car allowance of $750 per month. Under the Levy Employment Contract, on January 1, 1998 Mr. Levy was granted an option to purchase 60,000 shares of the Company's Common Stock under the terms of the Company's 1996 Stock Option Plan. In addition, the Company agreed to reimburse Mr. Levy for his reasonable expenses incurred in relocating from Florida to Texas.

  If the Company terminates Mr. Levy's employment other than for his "gross misconduct," Mr. Levy is entitled to receive severance benefits equal to twelve (12) months of his then current base salary and bonus; such amount to be paid out in twelve (12) equal monthly installments. "Gross misconduct" means a conviction of, or the entry of a plea of nolo contendere or similar plea arrangement relating to a felony, whether relating to Company business or not, or the finding of reckless or willful misconduct in the performance of Mr. Levy's duties.

  James G. Gingerich. James G. Gingerich serves as the Senior Vice President and Chief Financial Officer of the Company. Mr. Gingerich and the Company entered into an employment agreement dated March 1, 1995 (the "Gingerich Employment Contract"). Pursuant to the Gingerich Employment Contract, if the Company terminates Mr. Gingerich's employment other than for "Cause" or if Mr. Gingerich terminates his employment for "Good Reason" (each as defined above), Mr. Gingerich is entitled to a severance payment. If such termination occurs during a year subsequent to 1996, his severance payment will equal seven months of base pay and base bonus, plus a sum of additional month(s) base salary and bonus equal to the number of years subsequent to 1996 after which the termination occurs, up to a maximum of 12 months base salary and base bonus. Mr. Gingerich would also be entitled to reimbursement of certain expenses if he chooses to relocate under specified circumstances.

  If one person becomes the beneficial owner of over 40% of the voting power of the Company ("40% Acquisition"), Mr. Gingerich will receive the maximum severance amount if he resigns within six months of the 40% Acquisition or if his employment is terminated other than for Cause after the 40% Acquisition, and all of Mr. Gingerich's options to acquire Company Common Stock will fully vest. If there were an 40% Acquisition as of the date of this Proxy Statement, Mr. Gingerich could receive maximum lump sum payments in the aggregate amount of $286,000.

  Douglas C. Saunders. Douglas C. Saunders serves as a Vice President and the Corporate Controller of the Company. Mr. Saunders and the Company entered into an employment agreement dated March 10, 1995 (the "Saunders Employment Contract"). Pursuant to the Saunders Employment Contract, if the Company terminates Mr. Saunders' employment other than for "Cause" or if Mr. Saunders terminates his employment for "Good Reason" (each as defined above), Mr. Saunders is entitled to a severance payment. Such payment is formula based and has reached its maximum of nine months base salary and base bonus. Mr. Saunders would also be entitled to reimbursement of certain expenses if he chooses to relocate under specified circumstances.

                          DEFERRED COMPENSATION PLAN

  In fiscal year 1989, the Board of Directors approved the InterTAN, Inc. Deferred Compensation Plan ("DCP"). Under the DCP, the Board of Directors has the authority to select full-time executive employees for participation therein. During Fiscal 1998, the Board of Directors selected Messrs. Levy, Gingerich, Saunders and Goldberg as DCP participants. Under the DCP, the Board of Directors determines, in its discretion, the "plan benefit amount" for each participant; these amounts were established for Messrs. Levy, Gingerich, Saunders and Goldberg at $2,000,000, $1,365,000, $975,000 and $750,000
respectively. Mr. Nichols is not a DCP participant; all payments to be made to Mr. Nichols will be made pursuant to the Amended Nichols Employment Agreement.

  The DCP is designed to provide benefits to a participant following retirement between the ages of 55 and 75. A participant's plan benefit amount is designed to represent his age 65 "normal" retirement payment. "Normal" retirement is from age 65 through 70. The earliest a participant may retire and receive benefits under the DCP is at age 55. A participant retiring "early" at age 55 is only entitled to one-half of his then current plan benefit amount; such amount cumulatively increasing by 10% for each year after age 55 (up to age 64) in which "early" retirement occurs. A participant retiring "late," between ages 71 and 75, will have his plan benefit amount cumulatively reduced 20% per year for each year, commencing at age 71, in which "late" retirement occurs. All retirement payments required to be made by the Company to a participant retiring between the ages of 55 and 75 are required to be paid in equal monthly installments over a period of 120 months. If a participant dies prior to age 55 while being employed full-time by the Company, the full plan benefit amount is required to be paid, in a lump sum, to the participant's designated beneficiary. To the greatest extent practicable, the Company intends to maintain corporate-owned life insurance on each participant in order to fund any required death payment. If a participant dies at or after age 55, and is then receiving payments under the DCP, such payments will continue to be paid to the participant's designated beneficiary. In the event a participant leaves the Company's employ for any reason prior to age 55, the participant will no longer be entitled to any benefits, at any time, under the DCP, except as described below. All payment obligations of the Company under the DCP are deemed to be unsecured and payable from the Company's general assets.

  The DCP contains a change of control provision. In the event of a change of control of the Company, a participant's plan benefit amount vests at the full amount (age 65 amount) regardless of the participant's actual age at the time of the change of control event. Subsequently, if a participant's employment with the Company terminates, whether voluntarily or involuntarily, during a three year period commencing on the date of the change of control event, the participant will be entitled to be paid his full plan benefit amount in equal monthly installments over a period of 120 months. Additionally, in the event a participant is involuntarily terminated and, within one year of such termination date, there occurs a change of control event, the participant will be entitled to be paid his full plan benefit amount in equal monthly installments over a period of 120 months. Under the DCP, a "change of control" occurs if (a) any person, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government, including a political subdivision thereof (or any combination thereof acting for the purpose of acquiring, holding, voting, or disposing of equity securities of the Company), acquires beneficial ownership of at least twenty percent (20%) of the then issued and outstanding Common Stock of the Company; or (b) on any day more than fifty percent (50%) of the members of the Board of Directors of the Company (excluding those members replacing deceased directors) were not directors two (2) years prior to such date; or (c) substantially all the assets of the Company are sold or the Company is merged or consolidated or otherwise acquired by or with another corporation (other than a subsidiary of the Company) unless, as the result of any such merger, consolidation, or acquisition, (i) the Company is the surviving entity, and
(ii) not more than twenty percent (20%) of the Company's then issued and outstanding Common Stock is sold or exchanged as the result of such merger, consolidation, or acquisition. If there were a change of control (as defined under the DCP) as of the date of this Proxy Statement, each of Messrs. Levy, Gingerich, Saunders and Goldberg would only be entitled to payments under the DCP if his employment with the Company was terminated as described above; assuming such a termination, no lump sum payments would be required, rather all payments would be made over a 10 year period as described above.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report discusses the actions of the Company's Organization and Compensation Committee (herein, the "Compensation Committee") regarding compensation paid to executive officers in Fiscal 1998. In writing this report, the Compensation Committee has tried to provide stockholders with a better understanding of the Company's executive compensation program, its basic provisions, the purpose of such program, and how it is administered.

  The role of the Compensation Committee is described under "Meetings and Committees of the Board of Directors; Compensation of Directors." In carrying out its responsibilities, the Compensation Committee from time to time reviews the executive compensation programs and policies of the Company's competitors in the retailing and consumer electronics industries to determine whether the Company's plans and practices are competitive and appropriate based on the Company's performance and compensation philosophy.

COMPENSATION PHILOSOPHY

  The Compensation Committee believes that the primary objective of the Company's compensation program should be to maximize stockholder value over time. To accomplish this objective, the Company has adopted a comprehensive business strategy. The overall goal of the Compensation Committee is to develop executive compensation policies and practices which are consistent with and linked to the Company's strategic business objectives. More particularly, the Compensation Committee believes this overall goal can be primarily accomplished by linking the financial interests of the Company's management to the financial interests of the stockholders of the Company. The Company's compensation program is designed to achieve the overall goal by (i) motivating executive officers toward effective long-term management of the Company through prudent use of equity-based programs that focus management attention on increasing long-term stockholder value, (ii) rewarding effective management of the Company's operations through annual performance incentives tied to increased performance levels of the Company, (iii) placing at risk a portion of an executive officer's total compensation, and (iv) providing executive officers with competitive compensation opportunities as measured against industry norms in order to motivate, attract and retain key executive officers. The long-term and at-risk pay focus, orientation towards the use of equity-based compensation, and compensation competitiveness are the general principles to which the Compensation Committee adheres in the structuring of the compensation packages of executive officers. However, the Compensation Committee does not follow the principles in a mechanical fashion; rather, the Compensation Committee uses its experience and independent judgment in determining the compensation mix for each individual. The Compensation Committee believes that current compensation practices and levels meet the principles described herein.

  As discussed below in more detail, aside from certain benefits and "All Other Compensation" (which are reported as required in the tables preceding this report), an executive officer's total compensation package is comprised of three components: (i) base salary, (ii) annual performance incentives (i.e., bonuses), and (iii) long-term performance incentives (i.e., stock options).

  Base Salary. Base salaries for the Company's executive officers are generally determined with reference to, and so as to fall within the competitive range of, compensation paid to executives in similar positions at comparable companies in the retailing and consumer electronics industries, and with a view to setting a base salary at a sufficient level so as to provide proper motivation for long-term performance. Base salaries are reviewed annually by the Compensation Committee. Base salary adjustments are based on the Company's performance, the executive's performance, time in job, level of pay, competitive compensation, and other factors.

  For fiscal year 1999, Mr. Nichols' salary will be determined in accordance with the Amended Nichols Employment Contract; the base salaries of Messrs. Levy, Gingerich, Saunders, and Goldberg have been set at $275,000, $186,000, $144,000, and $125,000, respectively.

  Annual Performance Incentives. With respect to the Fiscal 1998 payments, except for Mr. Nichols and Mr. Levy, the amount of annual incentive compensation paid to the executive officers was calculated using a formula reflecting a weighted average of the operating performance of each of the Company's operating subsidiaries in Fiscal 1998. This formulation is designed to better align executive officers' incentives with the performance of the operating subsidiaries. Mr. Nichols' Fiscal 1998 bonus, as described in the Nichols Employment Contract, was fixed at $175,000. Mr. Levy's bonus for Fiscal 1998 was calculated using a formula commensurate with consolidated achievement of budgeted operating income.

  In determining the amount of the annual performance incentive compensation which will be paid to the executive officers in fiscal year 1999, Messrs. Levy, Gingerich, Saunders, and Goldberg have been assigned bases of $125,000, $100,000, $55,000, and $32,500, respectively. Under the Amended Nichols Employment Contract, Mr. Nichols' bonus for fiscal year 1999 is fixed at $87,500. The Compensation Committee reserves the right to grant discretionary bonuses based upon subjective evaluation of each executive officer's individual performance.

  Long-Term Performance Incentives. The form of long-term performance incentives currently utilized by the Company for executive officers is stock options. The number of stock options granted to an executive (other than the Chief Executive Officer) is determined by the Compensation Committee after consultation with the Chief Executive Officer. The Compensation Committee, in its sole discretion, determines the number of stock options to be granted to the Chief Executive Officer. Factors which influence decisions regarding the size of the grant to a particular executive officer include tenure with the Company, history of past grants, time in current job and level of, or significant changes in, responsibility, and the past and potential future contribution of the executive to the achievement of Company objectives. These subjective criteria are used for determining grants to all executive officers. Stock options previously have been granted under the provisions of the Company's 1986 Stock Option Plan and 1996 Stock Option Plan and provide the basis for aligning the financial interests of the Company's executive officers with the long-term financial interests of the stockholders of the Company. Stock options are granted with an exercise price not less than the fair market value of the Company's Common Stock on the date of such grant, generally vest over three years, and provide value to the recipient only when the market price of the Common Stock increases above the option exercise price. The Compensation Committee believes that stock options provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock.

CEO COMPENSATION

  For Fiscal 1998, the compensation of Mr. Nichols, the Vice Chairman and Chief Executive Officer of the Company, was paid pursuant to the Nichols Employment Contract. The Nichols Employment Contract was negotiated by the Company and Mr. Nichols. The agreement was considered by the Compensation Committee to be necessary to induce Mr. Nichols to serve the Company and to motivate him to accept the challenges presented by the Company's situation as it proceeded to implement new strategic initiatives designed to enhance the Company's opportunities for future growth and improving its operational and financial performance. In determining Mr. Nichols' compensation, the Compensation Committee also considered, among other things, Mr. Nichols' prior international experience in InterTAN countries while such retail operations were owned by Tandy Corporation. As discussed above, effective July 1, 1998, the options held by Mr. Nichols under the Company's stock option plans were modified in order to extend the post-retirement exercise period thereof. The Board of Directors of the Company, upon the recommendation of the Compensation Committee, approved the modification of Mr. Nichols' options after consideration of, among other things, the efforts made by Mr. Nichols on behalf of the Company since January 1, 1995 and that such efforts may affect the stock price of the Company's Common Stock during the two year period commencing January 1, 1999.

SUMMARY

  The Compensation Committee believes the executive compensation policies and programs described above serve the interests of the stockholders and the Company. Compensation delivered to executives is intended to be linked to, and commensurate with, Company performance and with stockholder expectations. The Compensation Committee cautions that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, stockholder expectations.

                                     ORGANIZATION AND COMPENSATION COMMITTEE

                                          Clark A. Johnson, Chairman
                                          John H. McDaniel
                                          Ron G. Stegall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is composed entirely of the three non-employee directors named as signatories to the above Compensation Committee report. During Fiscal 1998, no member of the Compensation Committee (nor any of their respective family members) was a party to any transaction with the Company exceeding $60,000.

                     STOCKHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total returns of the Company's Common Stock, the Standard & Poor's SmallCap 600 Index, and the Standard & Poor's Retail Stores--Specialty Index. The graph reflects the assumption of $100 invested on June 30, 1993 in the Common Stock and each of the indices, reinvestment of all dividends, and successive fiscal years ending June 30.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR FIVE YEAR PERIOD ENDING JUNE 30, 1998


                       [PERFORMANCE GRAPH APPEARS HERE]


                            Cumulative Total Return

                                        1993  1994   1995   1996   1997   1998
                                        ---- ------ ------ ------ ------ ------
InterTAN, Inc.......................... $100  63.77  86.96  66.67  42.75  62.32
S&P SmallCap 600....................... $100 101.87 122.61 154.50 188.01 224.60
S&P Retail Stores--Specialty........... $100  97.03  95.93 117.21 127.74 114.11

                      SECTION 16(A) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the New York Stock Exchange. A copy of each report is required to be furnished to the Company.

  SEC regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. Based solely upon a review of reports furnished to the Company during and with respect to Fiscal 1998 and written representations that no other reports were required during Fiscal 1998, all Section 16(a) filing requirements were met except that, regarding the cancellation of warrants to acquire 1,449,007 shares of the Company's Common Stock, Trans World Electronics, Inc., a former more than 10% beneficial owner, filed the required Form 4 with the SEC one day late.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

  There were no transactions with the Company during Fiscal 1998, nor are there any proposed transactions with the Company, exceeding $60,000 to which any director or executive officer of the Company or any of their family members were, or are proposed to be, a party.

  Tandy Corporation ("Tandy") performed certain services during Fiscal 1998 for the Company, principally computer services and stockholder services. The Company paid its pro rata share of the cost of these operations, plus an additional negotiated fee. In Fiscal 1998, the Company paid approximately $5,000, in the aggregate, for these services. It is the opinion of management that the amounts charged in each of the above transactions are at least as favorable as those which might have been made by unrelated third parties.

  During Fiscal 1998, the Company purchased approximately $82,054,000 of merchandise from Tandy, its divisions or subsidiaries; such amount includes all commissions paid to A&A International, Inc. ("A&A"), a subsidiary of Tandy, which serves as the Company's purchasing agent for product purchases in the Far East. The Company paid fees to A&A during Fiscal 1998 of approximately $885,000 for purchase and export services. As of December 30, 1997, the Company was indebted to Trans World Electronics, Inc. ("TWE"), a subsidiary of Tandy, in the amount of approximately $20,874,000 under the terms of a secured loan agreement. On December 30, 1997, the Company repaid TWE $21,446,437.25, representing the entire outstanding principal, and accrued interest thereon, under the secured loan agreement. Upon repayment of this indebtedness, TWE surrendered to the Company for cancellation warrants which it held and which were exercisable for 1,449,007 shares of the Company's Common Stock. During Fiscal 1998, the Company also paid Tandy approximately $3,929,000 as a royalty under the license agreements for the use of certain trade names and incurred expenses of approximately $209,000 as a license fee under an advertising agreement for the use of certain advertising initiatives developed and related trade marks and service marks owned by Tandy.

CERTAIN BUSINESS RELATIONSHIPS

  Mr. McKeough is a director of The Canadian Imperial Bank of Commerce. Until December 30, 1997, The Canadian Imperial Bank of Commerce was a member of the bank syndicate, as well as the agent bank for the syndicate, that provided a credit facility in an aggregate principal amount of Cdn$60,000,000 to the Company.

                             INDEPENDENT AUDITORS

  PricewaterhouseCoopers LLP has served as independent auditors of the Company since 1986 and is considered by management to be well qualified. The Board of Directors, upon the recommendation of the Audit

Committee, plans to reappoint the firm of PricewaterhouseCoopers LLP as independent auditors for the Company's current fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

                        PROXY SOLICITATION AND EXPENSE

  The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all materials which now accompany or may hereafter supplement it. The solicitation will be undertaken by mail. The Company has engaged Corporate Investor Communications, Inc. to assist with the solicitation of proxies for an estimated fee of $750, plus expenses relating to certain proxy forwarding charges. The Company will also supply brokers, fiduciaries, custodians, or similar persons holding stock in their names or in the names of their nominees with such number of proxies, proxy materials and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their expenses in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

  Certain directors, officers and employees of the Company, not specifically employed for the purpose, may solicit proxies, without remuneration therefor, by mail, telephone, facsimile transmission, telegraph or personal interview.

                             STOCKHOLDER PROPOSALS

  From time to time, qualifying stockholders present proposals which may be proper items for inclusion in the proxy statement and for consideration at an annual meeting. To be considered, proposals must be duly submitted on a timely basis in accordance with the Company's Amended and Restated Bylaws and the rules and regulations of the Securities and Exchange Commission. Proposals for the 1999 Annual Meeting of Stockholders must be received by the Company no later than May 28, 1999. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company at 201 Main Street, Suite 1805, Fort Worth, Texas 76102.

                               OTHER INFORMATION

  As of the date of this Proxy Statement, management has no knowledge of any other business to be presented at the Annual Meeting; but if other business is properly brought before the meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

  The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                          InterTAN, Inc.

Fort Worth, Texas
September 25, 1998

                               ----------------

  THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED JUNE 30, 1998, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY CONTEMPORANEOUSLY WITH THE MAILING OF THIS PROXY STATEMENT. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                               ----------------

INTERTAN, INC.
c/o Boston EquiServe
P.O. Box 8040                                                THIS IS YOUR PROXY.
Boston, MA  02266-8040                                   YOUR VOTE IS IMPORTANT.



         Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope.








    Please mark
[X] votes as in
    this example

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the Director Nominees.
--------------------------------------------------------------------------------
   1. Election of Directors.
      Class III Nominees:  William C. Bousquette, John A. Capstick and
      Brian E. Levy

       [ ] FOR all nominees      [ ] WITHHOLD VOTE       [ ] WITHHOLD VOTE
                                     as to all nominees      only as to:
                                                             _______________


--------------------------------------------------------------------------------

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


                              IMPORTANT: Whether or not you expect to attend the Annual Meeting in person, please date, sign and return this proxy. Please sign EXACTLY as your name appears hereon. Joint owners should EACH sign. When signing as partner, corporate officer, attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                Date:        Signature:               Date:
          ---------------      -------          ---------------      -----------

InterTAN, Inc./PROXY

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERTAN, INC.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Ron G. Stegall, Clark A. Johnson and W. Darcy McKeough, and each or any of them, attorneys and proxies for and in the name of the undersigned, with full power of substitution, to vote in person or by proxy all the shares of common stock of InterTAN, Inc. held of record by the undersigned on September 14, 1998 and which the undersigned is entitled to vote on all matters which may come before the 1998 Annual Meeting of Stockholders of InterTAN, Inc. to be held in Fort Worth, Texas on November 10, 1998 and any adjournments or postponements thereof, as indicated on this proxy. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on any matters which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made, and are further authorized to vote on other matters which may properly come before the 1998 Annual Meeting and any adjournments or postponements thereof. If no directions are given, this Proxy will be voted "FOR" Item 1.




Please Sign, Date and Promptly Return This Proxy In the Enclosed Envelope.
The Proxies Cannot Vote Your Shares Unless You Sign on the Reverse Side and Return This Card.
--------------------------------------------------------------------------------